UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2021
Conformis, Inc.
(Exact Name of Company as Specified in Charter)

Delaware	001-37474	56-2463152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Technology Park Drive
Billerica, MA 01821
(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 345-9001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	CFMS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01	Other Events.
On April 19, 2021, Conformis, Inc. (the "Company") received 510(k) clearance by the U.S. Food and Drug Administration for patient-specific instrumentation ("PSI") that the Company developed under its License Agreement and Development Agreement with Howmedica Osteonics Corp, a wholly owned subsidiary of Stryker Corporation ("Stryker"). With the clearance of this PSI system, which is designed for use with Stryker's Triathlon® Total Knee System, the Company has achieved the third of three milestones under the agreements and will receive $11.0 million from Stryker. On April 22, 2021, the Company issued a press release announcing the 510(k) clearance. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated into this Item 8.01 by reference.

On April 8, 2021, the Company entered into a license agreement with Paragon 28, Inc. ("Paragon 28"), granting Paragon 28 a non-exclusive license under a subset of the Company's U.S. patents for the use of patient-specific instruments with off-the-shelf implants in Paragon 28’s APEX 3D™ Total Ankle Replacement System. With the signing of the license agreement, the Company will receive $1 million and up to an additional $0.5 million from Paragon 28. On April 19, 2021, the Company issued a press release announcing the license agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

The information furnished under this Item 8.01, including the press releases attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1*	Press Release of Conformis, Inc. dated April 19, 2021
99.2*	Press Release of Conformis, Inc. dated April 22, 2021
*Furnished herewith

Cautionary Statement Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K about the Company’s future expectations, plans and prospects, including statements about the impact of the COVID-19 pandemic and the Company’s financial position and results, total revenue, product revenue, gross margin, operations and growth, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other and similar expressions are intended to identify forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes as a result of a variety of risks and uncertainties, including risks related to the COVID-19 pandemic and the response to the pandemic; risks related to the Company’s estimates and expectations regarding the Company’s revenue, gross margin, expenses, revenue growth and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONFORMIS, INC.

Date: April 22, 2021	By:	/s/ Robert Howe
Robert Howe
Chief Financial Officer